Exhibit 10.1

 FIFTH AMENDMENT TO TRANSACTION DOCUMENTS

This FIFTH AMENDMENT TO TRANSACTION DOCUMENTS (this “Amendment”) is made as of the 27th day of March 2015, by and among UBL INTERACTIVE, INC. f/k/a NAME DYNAMICS, INC., a Delaware corporation with its principal place of business at 6701 Carmel Road, Suite 202, Charlotte, NC 28226 (the “Borrower”), ALPHA CAPITAL ANSTALT (“Alpha”), WHALEHAVEN CAPITAL FUND LIMITED (“Whalehaven”) and SABLE RIDGE CAPITAL OPPORTUNITY FUND L.P. (“Sable Ridge”) (each a “Lender” or collectively the “Lenders”).

WHEREAS, Alpha, Whalehaven and the Borrower previously entered into Subscription Agreements dated as of January 27, 2012 (the “January 2012 Purchase Agreements”), and Sable Ridge and the Borrower previously entered into a Subscription Agreement dated as of July 19, 2013 (the “July 2013 Purchase Agreement” and together with the January 2012 Purchase Agreements, the “Purchase Agreements”), which provided for the issuance to each Lender of a Secured Convertible Promissory Note as set forth therein (collectively the “Original Notes”) in the principal aggregate amount of $310,000, and the parties executed certain documents and instruments in connection therewith;

WHEREAS, on November 13, 2012, Whalehaven, Alpha and the Borrower entered into the Amendment to the January 2012 Purchase Agreements, pursuant to which, among other things, (i) the maturity dates of the Original Notes were extended to January 31, 2014, and (ii) each of Whalehaven and Alpha agreed to extend additional credit to the Borrower in the form of an additional Secured Convertible Promissory Note, in the principal amount of $102,500 for an aggregate of $205,000 (each a “November 2012 Note” or collectively the “November 2012 Notes”);

WHEREAS, on July 19, 2013, Whalehaven, Alpha and the Borrower entered into the Second Amendment to the January 2012 Purchase Agreements, pursuant to which, among other things, (i) the maturity dates of the Original Notes and the November 2012 Notes were extended to January 31, 2015 (the “Maturity Date”), and (ii) each Lender agreed to extend additional credit to the Borrower in the form of an additional Secured Convertible Promissory Note due on the Maturity Date, in the principal amount of $100,000 for an aggregate of $200,000 (each a “July 2013 Note” or collectively the “July 2013 Notes”) ;

WHEREAS, on October 18, 2013, each Lender entered into the Third Amendment to the Purchase Agreements, pursuant to which, among other things, (i) Whalehaven agreed to extend addition credit to the Borrower through the Maturity date equal to $100,000, (ii) Alpha agreed to extend additional credit to the Borrower through the Maturity date equal to $130,000, and (iii) Sable Ridge agreed to extend additional credit to the Borrower through the Maturity date of $50,000, for an aggregate of $280,000 (each an “October 2013 Note” or collectively the “October 2013 Notes” and together with the Original Notes, the November 2012 Notes and the July 2013 Notes, the “Notes”);

WHEREAS, on November 28, 2014, the Lenders entered into the Fourth Amendment to the Purchase Agreements (the “Fourth Amendment”), pursuant to which, among other things, each Lender agreed (i) to allow the Borrower to prepay the Notes in full on or before December 31, 2014 and (ii) to suspend their rights to convert the Notes through December 31, 2014, in exchange for certain warrants as specified in the Fourth Amendment;

WHEREAS, the Borrower was not able to prepay the Notes in accordance with the terms of the Fourth Amendment or repay the Notes in full, with accrued but unpaid interest, at the Maturity Date and, thus, the Notes are in default;

WHEREAS, on February 11, 2015, the Borrower received letters from legal counsel to the Lenders advising the Borrower that the Notes were past due and indicating that the Lenders were demanding, in accordance with Section 7.2 of the Purchase Agreements, that the Borrower make mandatory redemption payments (the “Mandatory Redemption Payments”) on the Notes; and

WHEREAS, to assist the Borrower it its efforts to restructure its balance sheet and refinance its operations, each of the Lenders is willing to agree to certain modifications to the terms of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lenders agree as follows:

SECTION ONE

DEFINITIONS; REPRESENTATIONS

Section 1.1 Terms Defined. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreements or the Notes, as applicable.

Section 1.2 Representations and Warranties. Each of the parties to this Amendment represents and warrants with respect to itself that such party is duly authorized to execute, deliver and perform this Amendment, that this Amendment has been duly executed by such party and that this Amendment is a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

SECTION TWO

AMENDMENTS

Each of the Lenders and the Borrower has agreed to amend certain provisions of the Purchase Agreements and the Notes as set forth herein.

Section 2.1 Standstill. Provided the Borrower complies with the terms of this Amendment and no new Event of Default occurs, the Lenders will deem, (i) the Maturity Date to be extended to June 25, 2015 and the failure of the Borrower to have paid the Notes by January 31, 2015 not to have been an Event of Default; and (ii) interest on the Notes to accrue at an annual rate of five percent (5%) from February 1, 2015 through the sooner of (a) a new Event of Default; (b) the Maturity Date; or (c) the earlier pre-payment of the Notes as provided for herein. The foregoing notwithstanding, the failure of the Borrower to have paid the Notes when due on January 31, 2015, was deemed an Event of Default for the purposes of entitling the Lenders to the remedies under Section 7.2 of the Purchase Agreements.

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Section 2.2 Principal Increase. The Borrower agrees that pursuant to Section 7.2 of the Purchase Agreements, the principal amount of each Note is increased by 20% of the original principal amount of the each Note to reflect an increase with respect to a Mandatory Redemption Payment.

Section 2.3 Prepayment. Until the sooner of: (i) the occurrence of an Event of Default, or (ii) June 18, 2015, each of the Lenders agrees that the provisions set forth in Article 3.1 of the Notes and Section 7.6 of the Purchase Agreements prohibiting prepayment of the Notes are hereby waived.

Section 2.4 Conversion Rights Suspension. Provided the Borrower complies with the terms of this Amendment and no new Event of Default occurs on the Notes, each of the Lenders agrees to forebear from exercising any right to convert any outstanding and unpaid principal amount of any of the Notes, along with accrued but unpaid interest from the date hereof until the sooner of: (i) the occurrence of an Event of Default, or (ii) through and including June 18, 2015. Thereafter the conversion rights shall be in full force and effect.

Section 2.5 Additional Consideration. In consideration of the Lenders waiving their anti-dilution rights pursuant to Section 2.8, the Borrower agrees to issue 500,000 shares of its common stock in the aggregate to the Lenders on a pro rata basis, such shares to be delivered within twenty (20) days of the execution of this Amendment. Failure to timely deliver the 500,000 shares of common stock shall be an Event of Default. The issuance of these shares will not be deemed a payment against any amount due in connection with the Notes.

Section 2.6 Notification. Upon the Borrower closing a financing pursuant to which the net proceeds are sufficient to repay the Notes in full, including the increased principal and accrued but unpaid interest (a “Financing”), the Maturity Date shall be accelerated to the second business day after such closing. If the Borrower does not close the Financing within thirty (30) days of the date of this Amendment, the Borrower will notify the Lenders in writing of such circumstance.

Section 2.7 Warrants. The Warrants issued by the Borrower to the Lenders remain in full force and effect without any changes or modifications. Provided however if the Borrower timely complies with the terms of this Amendment, the Lenders will not exercise any ratchet or reset rights that may have been triggered by the following issuances of the Borrower’s securities as disclosed in the form 10-K filed by the Borrower for the year ended September 30, 2014: (i) issuances during October, November and December 2014, of 15,624 shares "for the settlement of accounts payable;" (ii) issuances from September 1, 2014 through December 17, 2014, the Company issued one individual an aggregate of 20,832 shares of common stock as partial settlement of a liability related to the purchase of certain intellectual property (iii) 625,000 shares of common stock to an investment banking firm; and (iv) warrants issued to a law firm to purchase 576,746 shares at $0.06 and another warrant for 100,000 shares to be issued 12 months later with a purchase price to be set at the then current closing price of the Borrower’s common stock. Except as specifically set forth herein, the Lenders are not waiving the application of any of their ant-dilution rights as to the Notes and any Warrants they hold.

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SECTION THREE

CLOSING CONDITIONS

Section 3.1 Closing Conditions. The obligations of the Lenders hereunder are subject to fulfillment of the following conditions precedent:

(A) Amendment Documents. The Borrower shall execute and deliver to each of the Lenders this Amendment within five (5) business days of the date of this Agreement.

SECTION FOUR

MISCELLANEOUS

Section 4.1 Transaction Documents. The Borrower shall deliver this Amendment to the Lenders, and this Amendment shall be included in the term “Transaction Documents” in the Purchase Agreements.

Section 4.2 Future References. All references to the Purchase Agreements and the other Transaction Documents shall hereinafter refer to such agreements as amended hereby.

Section 4.3 Continuing Effect. The provisions of the Transaction Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

Section 4.4 General. This Amendment may be executed in several counterparts by the Borrower and each of the Lenders, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment. This Amendment shall be governed by the laws of the State of New York, without regard to the conflict of law provisions thereof.

Section 4.5 Not a Group. The Borrower acknowledges that the Lenders are not acting in concert or as group and the Borrower has presented this Amendment to the lenders for their execution for the convenience of the Borrower.

Section 4.6 Tacking. The Borrower acknowledges that this Amendment shall not change the holding period for Rule 144 purposes for any security of the Borrower currently held by any of the Lenders.

[Signature page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Purchase Agreement to be executed as of the date first above written.

BORROWER:

UBL INTeractive, inc.

By:	/c/ Doyal Bryant
Name:	Doyal Bryant
Title:	CEO

LENDERS:

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackermann
Name:	Konrad Ackermann
Title:	Director

WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Michael Finkelstein
Name:	Michael Finkelstein
Title:	President

SABLE RIDGE CAPITAL OPPORTUNITY FUND L.P.

By:	/s/ Eric Weisblum
Name:	Eric Weisblum
Title:	President

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